SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


              Date of Report (date of earliest event reported): August 6, 2007


                                EPIC ENERGY RESOURCES, INC.
                                ---------------------------
                       (Name of Small Business Issuer in its charter)


       Colorado                       0-31357                  94-3363969
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(State of incorporation)        (Commission File No.)        (IRS Employer
                                                           Identification No.)

                           10655 Six Pines, Suite 210
                           The Woodlands, Texas 77380
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          (Address of principal executive offices, including Zip Code)


       Registrant's telephone number, including area code: (281)-419-3742


                                       N/A
                         ------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01   Entry Into a Material Definitive Agreement

      In July 2007 the Company formed a joint venture, Epic Exploration and Production LLC, with a private investment firm to acquire oil and gas properties and assets. The Company will manage the operations of the joint venture and the private investment firm is responsible for providing capital required to acquire oil and gas properties on a project-by-project basis.

      The Company will receive 20% of the net income from any oil and gas property acquired by the joint venture until the private investment firm receives distributions equal to the amount contributed by the private investment firm to acquire the oil and gas property. Thereafter, the net cash flow from the oil and gas property will be allocated equally between the Company and the private investment firm. The joint venture plans to finance up to 90% if the purchase price for any property with a loan from the seller of the property or a third party lender.

      Subsequent to its formation, on July 30, 2007, the joint venture signed an agreement with Sawtooth, Inc. to acquire working interests, varying from 50% to 100%, in four producing oil wells, plus a number of shut in wells and related leaseholds, in Fort Bend and Brazoria Counties, Texas.

      Sawtooth is responsible for completing workover operations on the four producing wells. Once the workover is complete, if the average daily production from the four wells exceeds 26 barrels of oil per day over a two week period, the joint venture will purchase the producing and shut in wells for $1,350,000, of which $1,000,000 will be paid in cash with the remaining amount financed by a loan from the seller of the properties. If, following the workover operations, the average daily production from the wells is less than 27 barrels of oil per day, the joint venture can select the wells it wants to buy, in which case the purchase price will be less than $1,350,000 if all wells are not bought by the joint venture.

Item 9.01   Financial Statements and Exhibits

      Number            Description
      ------            -----------

         10 Agreement between Epic Exploration & Production, LLC and Sawtooth, Inc.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   August 28, 2007                   EPIC ENERGY RESOURCES, INC.

                                     By:  /s/ John Ippolito
                                          ------------------------------
                                          John Ippolito, President











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